Exhibit 99.1

Yelp Reports Third Quarter 2017 Financial Results

Revenue Increases 19% Over Third Quarter 2016

SAN FRANCISCO--(BUSINESS WIRE)--November 1, 2017--Yelp Inc. (NYSE:YELP), the company that connects people with great local businesses, today announced financial results for the third quarter ended September 30, 2017.

“We executed well in the third quarter, growing revenue by 19% and generating positive net income,” said Jeremy Stoppelman, Yelp’s co-founder and chief executive officer. “Traffic growth continues to be healthy, with app unique devices growing 21% year-over-year, and our retention efforts have contributed to strong double-digit advertiser account growth.”

The following results reflect Yelp’s financial performance and key operating metrics for the three months ended September 30, 2017.

Third Quarter 2017 Financial Highlights

  Net revenue was $222.4 million in the third quarter of 2017, representing 19% growth over the third quarter of 2016.
  GAAP net income in the third quarter of 2017 was $7.9 million, or $0.09 per diluted share, compared to GAAP net income of $2.1 million, or $0.02 per diluted share, in the third quarter of 2016.
  Adjusted EBITDA for the third quarter of 2017 was $42.8 million compared to $33.7 million in the third quarter of 2016.
  EBITDA for the third quarter of 2017 was $17.5 million compared to EBITDA of $11.1 million in the third quarter of 2016.
  Non-GAAP net income was $25.4 million, or $0.29 per diluted share, for the third quarter of 2017, compared to $18.4 million, or $0.22 per diluted share, in the third quarter of 2016.

Third Quarter 2017 Revenue Summary

  Advertising revenue totaled $199.6 million, representing 18% growth compared to the third quarter of 2016.
  Transactions revenue totaled $18.5 million, representing 16% growth compared to the third quarter of 2016.
  Other services revenue totaled $4.3 million, compared to $1.4 million in the third quarter of 2016.

Third Quarter 2017 Key Business Metrics Highlights

  Cumulative reviews grew 23% year over year to approximately 142 million.
  App unique devices grew 21% year over year to approximately 30 million on a monthly average basis1.
  Paying advertising accounts grew 18% year over year to approximately 155,0002.

Fourth Quarter and Full Year 2017 Business Outlook

As of today, Yelp is providing its outlook for the fourth quarter and updating its outlook for the full year of 2017:

$ and shares in millions	Fourth Quarter 2017	Full Year 2017
Net Revenue	$211 – $216	$839 – $844
Adjusted EBITDA	$39 – $42	$154 – $157
Stock-Based Compensation	$25 – $27	$100 – $102
Depreciation and Amortization as % of Net Revenue	~5%	~5%
Fully Diluted Share Count	88 – 91	85 – 86

Yelp has not reconciled its adjusted EBITDA outlook to GAAP net income (loss) because it does not provide an outlook for GAAP net income (loss) due to the uncertainty and potential variability of other income, net and provision for (benefit from) income taxes, which are reconciling items between adjusted EBITDA and GAAP net income (loss). Because such items cannot be reasonably predicted and could have a significant impact on the calculation of GAAP net income (loss), a reconciliation of the non-GAAP financial measure outlook to the corresponding GAAP measure is not available without unreasonable effort. For more information regarding the non-GAAP financial measures discussed in this release, please see "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures" below.

Quarterly Conference Call

To access the call, please dial 1 (844) 795-4421, or outside the U.S. 1 (661) 378-9638, with Passcode 7599509, at least five minutes prior to the 1:30 p.m. PT start time. A live webcast of the call will also be available at http://www.yelp-ir.com under the Events & Presentations menu. An audio replay will be available between 4:30 p.m. PT November 1, 2017 and 3:30 p.m. PT November 8, 2017 by calling 1 (855) 859-2056 or 1 (404) 537-3406, with Passcode 7599509. The replay will also be available on the Company's website at http://www.yelp-ir.com.

About Yelp

Yelp Inc. (http://www.yelp.com) connects people with great local businesses. Yelp was founded in San Francisco in July 2004. Since then, Yelp has taken root in major metros in more than 30 countries. Approximately 30 million unique devices1 accessed Yelp via the Yelp app, approximately 84 million unique visitors visited Yelp via desktop computer3 and approximately 74 million unique visitors visited Yelp via mobile website4 on a monthly average basis during the third quarter of 2017. By the end of the same quarter, Yelpers had written approximately 142 million rich, local reviews, making Yelp the leading local guide for real word-of-mouth on everything from boutiques and mechanics to restaurants and dentists.

1 Calculated as the number of unique devices accessing the app on a monthly average basis over a given three-month period, according to internal Yelp logs.

2 Paying advertising accounts comprise all business accounts from which we recognize advertising revenue in a given three-month period.

3 Calculated as the number of “users,” as measured by Google Analytics, accessing Yelp via the desktop website on a monthly average basis over a given three-month period. Adjusted to remove certain robot traffic, as described in Yelp’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q.

4 Calculated as the number of “users,” as measured by Google Analytics, accessing Yelp via the mobile website on a monthly average basis over a given three-month period.

Non-GAAP Financial Measures

This press release includes, and statements made during the above referenced conference call will include, information relating to adjusted EBITDA, EBITDA, non-GAAP net income, adjusted EBITDA margin and non-GAAP net income per share, each of which the Securities and Exchange Commission has defined as a "non-GAAP financial measure." We define adjusted EBITDA as net income (loss), adjusted to exclude: provision for (benefit from) income taxes; other income, net; depreciation and amortization; stock-based compensation expense; and restructuring and integration costs. We define EBITDA as net income (loss), adjusted to exclude: provision for (benefit from) income taxes; other income, net; depreciation and amortization; and restructuring and integration costs. We define non-GAAP net income as net income (loss), adjusted to exclude: stock-based compensation expense; amortization of intangibles; restructuring and integration costs; and the tax effect of stock-based compensation, amortization of intangibles, restructuring and integration costs and valuation allowance. We define adjusted EBITDA margin as adjusted EBITDA divided by net revenue. Adjusted EBITDA, EBITDA, non-GAAP net income, adjusted EBITDA margin and non-GAAP net income per share have been included in this press release, or will be included in the conference call, because they are key measures used by Yelp management and the board of directors to understand and evaluate core operating performance and trends, to prepare and approve its annual budget and to develop short- and long-term operational plans. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”).

Adjusted EBITDA, EBITDA, and non-GAAP net income have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of Yelp’s financial results as reported under GAAP. Some of these limitations are:

  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA, EBITDA and non-GAAP net income do not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
  adjusted EBITDA and EBITDA do not reflect changes in, or cash requirements for, Yelp's working capital needs;
  adjusted EBITDA and non-GAAP net income do not consider the potentially dilutive impact of equity-based compensation;
  adjusted EBITDA and EBITDA do not reflect tax payments that may represent a reduction in cash available to Yelp;
  adjusted EBITDA, EBITDA and non-GAAP net income do not take into account any restructuring and integration costs; and
  other companies, including those in Yelp’s industry, may calculate adjusted EBITDA, EBITDA and non-GAAP net income differently, which reduces their usefulness as comparative measures.

Because of these limitations, you should consider adjusted EBITDA, EBITDA, non-GAAP net income, adjusted EBITDA margin and non-GAAP net income per share alongside other financial performance measures, including various cash flow metrics, net income (loss) and Yelp’s other GAAP results. Additionally, Yelp has not reconciled its adjusted EBITDA outlook for the fourth quarter and full year 2017 to net income (loss) because it does not provide an outlook for net income (loss) due to the uncertainty and potential variability of other income, net and provision for (benefit from) income taxes, which are reconciling items between net income (loss) and adjusted EBITDA. As items that impact net income (loss) are out of Yelp’s control and cannot be reasonably predicted, Yelp is unable to provide such an outlook. Accordingly, reconciliation of adjusted EBITDA outlook to net income (loss) for the fourth quarter and full year 2017 is not available without unreasonable effort. For a reconciliation of historical non-GAAP financial measures to the nearest comparable GAAP measures, see the non-GAAP reconciliations included below in this press release.

Forward-Looking Statements

This press release contains, and statements made during the above referenced conference call will contain, forward-looking statements relating to, among other things, the future performance of Yelp and its consolidated subsidiaries that are based on Yelp’s current expectations, forecasts and assumptions and involve risks and uncertainties. These statements include, but are not limited to: statements regarding expected financial results for the fourth quarter and full year 2017; Yelp’s investment and other priorities for 2017 and beyond, and its ability to execute against those priorities; the sale of Eat24 and strategic partnership with Grubhub, including Yelp’s ability to capitalize on the sale and partnership, the expected timing of the partnership integration, the expected benefits of the partnership and the potential impact of the sale of Eat24 and long-term partnership with Grubhub on Yelp’s business and financial results; Yelp’s ability to improve its earnings, margins and productivity; Yelp’s ability to capture a meaningful share of the large local market; the future growth in Yelp revenue; Yelp’s ability to increase usage (particularly on the app and in less-trafficked categories), increase awareness of and engagement on Yelp among consumers, and deliver value to consumers and local businesses; Yelp’s ability to increase transactions completed on its platform, including the continued growth and advertiser acceptance of Request-A-Quote; trends in advertiser and revenue retention; Yelp’s ability to build a comprehensive offering in the Restaurant category, including the continued expansion of Yelp Reservations; and Yelp’s plans to manage dilution, including the implementation of the authorized stock repurchase program and purchase of shares thereunder. Yelp’s actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Factors that could cause or contribute to such differences include, but are not limited to: Yelp’s limited operating history in an evolving industry; Yelp’s ability to generate sufficient revenue to maintain profitability, particularly in light of its significant ongoing sales and marketing expenses, the sale of Eat24 and the wind down of sales activities outside of the United States and Canada; the risk that the Grubhub partnership integration may not be completed in a timely manner or at all, which may adversely affect the Company's business relationships, operating results and business generally; Yelp’s ability to successfully manage acquisitions of new businesses, solutions or technologies, such as Nowait and Turnstyle, and to integrate those businesses, solutions or technologies; Yelp’s reliance on traffic to its website from search engines like Google and Bing; Yelp’s ability to generate and maintain sufficient high quality content from its users; maintaining a strong brand and managing negative publicity that may arise; maintaining and expanding Yelp’s base of advertisers; changes in political, business and economic conditions, including any economic downturn or crisis and any conditions that affect ecommerce growth; Yelp’s ability to deal with the increasingly competitive local search environment; Yelp’s need and ability to manage other regulatory, tax and litigation risks as applicable laws become more restrictive; the competitive and regulatory environment while Yelp continues to introduce new products and as new laws and regulations related to Internet companies come into effect; Yelp’s ability to timely upgrade and develop its systems, infrastructure and customer service capabilities; and Yelp’s ability to purchase shares under the stock repurchase purchase program, or the modification, suspension or termination of that program. The forward-looking statements in this release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof.

More information about factors that could affect Yelp’s operating results is included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Yelp’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q at http://www.yelp-ir.com or the SEC's website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to Yelp on the date hereof. Yelp assumes no obligation to update such statements.

Yelp Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$362,401	$272,201
Short-term marketable securities	195,768	207,332
Accounts receivable, net	68,483	68,725
Prepaid expenses and other current assets	15,694	12,921
Assets held for sale	143,873	-
Total current assets	786,219	561,179

Property, equipment and software, net	94,348	92,440
Intangibles, net	17,815	32,611
Goodwill	107,186	170,667
Restricted cash	18,595	17,317
Other non-current assets	2,952	10,992
Total assets	$1,027,115	$885,206

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable- trade	$2,269	$2,003
Accounts payable- merchant share	878	18,352
Accrued liabilities	48,320	36,730
Deferred revenue	3,667	3,314
Liabilities held for sale	25,170	-
Total current liabilities	80,304	60,399
Long-term liabilities	21,515	17,621
Total liabilities	101,819	78,020

Stockholders' equity
Common stock	-	-
Additional paid-in capital	1,001,633	892,983
Accumulated other comprehensive loss	(9,107)	(15,576)
Accumulated deficit	(67,230)	(70,221)
Total stockholders' equity	925,296	807,186
Total liabilities and stockholders' equity	$1,027,115	$885,206

Yelp Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

Net revenue	$222,380	$186,232	$628,567	$518,273

Costs and expenses:
Cost of revenue (1)	19,312	14,594	54,282	44,759
Sales and marketing (1)	113,041	99,274	327,559	289,304
Product development (1)	45,834	36,369	127,793	101,689
General and administrative (1)	26,694	24,876	78,969	70,109
Depreciation and amortization	10,656	9,159	31,470	25,912
Restructuring and integration	35	-	286	-
Total costs and expenses	215,572	184,272	620,359	531,773
Income (Loss) from operations	6,808	1,960	8,208	(13,500)
Other income, net	1,371	327	2,933	952
Income (Loss) before income taxes	8,179	2,287	11,141	(12,548)
Provision for income taxes	(232)	(217)	(417)	(385)
Net income (loss) attributable to common stockholders	$7,947	$2,070	$10,724	$(12,933)

Net income (loss) per share attributable to common stockholders:
Basic	$0.10	$0.03	$0.13	$(0.17)
Diluted	$0.09	$0.02	$0.12	$(0.17)

Weighted-average shares used to compute net income (loss) per share attributable to common stockholders:
Basic	82,259	77,521	81,041	76,627
Diluted	87,433	82,917	86,097	76,627

(1) Includes stock-based compensation expense as follows:
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Cost of revenue	$993	$764	$2,931	$1,572
Sales and marketing	7,305	7,191	21,434	20,376
Product development	11,976	9,284	34,428	25,727
General and administrative	5,035	5,321	16,214	14,721
Total stock-based compensation	$25,309	$22,560	$75,007	$62,396

Yelp Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Nine Months Ended
	September 30,
	2017	2016
Operating activities
Net income (loss)	$10,724	$(12,933)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	31,470	25,912
Provision for doubtful accounts and sales returns	13,448	12,139
Stock-based compensation	75,007	62,396
Other adjustments	411	1,314

Changes in operating assets and liabilities:
Accounts receivable	(16,971)	(24,167)
Prepaid expenses and other assets	(2,106)	3,638
Accounts payable, accrued expenses and other liabilities	15,628	13,193
Deferred revenue	350	295
Net cash provided by operating activities	127,961	81,787

Investing activities
Purchases of marketable securities	(179,557)	(221,771)
Maturities of marketable securities	191,000	212,500
Purchase of cost method investment	-	(8,000)
Acquisitions of businesses, net of cash received	(50,544)	-
Purchases of property, equipment and software	(7,892)	(17,798)
Capitalized website and software development costs	(12,236)	(10,596)
Other investing activities	(1,209)	(927)
Net cash used in investing activities	(60,438)	(46,592)

Financing activities
Proceeds from issuance of common stock for employee stock-based plans	29,556	18,055
Repurchases of common stock	(7,743)	-
Net cash provided by financing activities	21,813	18,055

Effect of exchange rate changes on cash and cash equivalents	864	28

Change in cash and cash equivalents	90,200	53,278
Cash and cash equivalents - Beginning of period	272,201	171,613
Cash and cash equivalents - End of period	$362,401	$224,891

Yelp Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

Reconciliation of GAAP net income (loss) to EBITDA and adjusted EBITDA:

GAAP net income (loss)	$7,947	$2,070	$10,724	$(12,933)
Provision for income taxes	232	217	417	385
Other income, net	(1,371)	(327)	(2,933)	(952)
Depreciation and amortization	10,656	9,159	31,470	25,912
Restructuring and integration costs	35	-	286	-
EBITDA	17,499	11,119	39,964	12,412

Stock-based compensation	25,309	22,560	75,007	62,396
Adjusted EBITDA	$42,808	$33,679	$114,971	$74,808

Net revenue	$222,380	$186,232	$628,567	$518,273
Adjusted EBITDA margin	19%	18%	18%	14%

Reconciliation of GAAP net income (loss) to non-GAAP net income:

GAAP net income (loss)	$7,947	$2,070	$10,724	$(12,933)
Stock-based compensation	25,309	22,560	75,007	62,396
Amortization of intangible assets	1,441	1,706	5,719	5,148
Restructuring and integration costs	35	-	286	-
Tax adjustments (1)	(9,327)	(7,927)	(28,454)	(17,723)
Non-GAAP net income	$25,405	$18,409	$63,282	$36,888

GAAP diluted shares	87,433	82,917	86,097	79,945

NON-GAAP net income per share	$0.29	$0.22	$0.74	$0.46

(1) Includes tax effects of stock-based compensation, amortization of intangibles, restructuring and integration, and valuation allowance.

CONTACT:
Yelp Inc.
Allie Dalglish, 415-635-2412
Investor Relations
ir@yelp.com